UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On March 29, 2012, the Public Service Commission of Maryland issued an order in response to the petition for rehearing and clarification filed by Washington Gas Light Company (Washington Gas), a subsidiary of WGL Holdings, Inc. (WGL Holdings) in Washington Gas’ 2011 base rate case. Based on the record and recommendations of the Commissions’ technical staff and the Office of People’s Counsel, the Commission:

(i)	granted an additional revenue increase of $697,646 related to interest synchronization, increasing the overall revenue increase granted to Washington Gas in the case to $9,105,774;

(ii)	denied Washington Gas’ request for an adjustment related to other tax adjustments, which would have increased the revenue increase by an additional $2,439,625;

(iii)	denied recovery of the costs to initiate the outsourcing agreement with Accenture LLC in 2007; and

(iv)	directed Washington Gas to provide written notice when it implements the accelerated pipeline replacement project and adopted a reporting structure as guidance for reporting Washington Gas’ progress.

Washington Gas is currently considering its options in this matter.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc.
and
Washington Gas Light Company
(Registrants)

Date: April 3, 2012	/s/ William R. Ford
William R. Ford
Controller
(Principal Accounting Officer)